                                                                  EXHIBIT 10. 19


Portions of this Exhibit have been omitted pursuant to a request for Confidential Treatment. The omitted portions, marked by [****], have been separately filed with the Commission.


                               LICENSE AGREEMENT

                 THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of August 2, 1995 (the "Effective Date") between VIRUS RESEARCH INSTITUTE, INC., a Delaware corporation having its principal place of business at 61 Moulton Street, Cambridge, Mass 02138 (hereinafter referred to as "VRI"), and PASTEUR MERIEUX SERUMS ET VACCINS, a French corporation having its registered head office at 58 Avenue Leclerc, Lyon, France (hereinafter referred to as "PMC").


                                    RECITALS

                 A. VRI has certain proprietary rights relating to the use of polyphosphazene for the mucosal delivery of vaccines against human diseases.

                 B. PMC desires to obtain a license to such rights and to research, develop, manufacture, market, sell and distribute certain vaccines which incorporate polyphosphazene, all under the terms and conditions set forth below.

                 NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter sat forth, it is agreed by and between the parties as follows:


                                   ARTICLE 1

                                  DEFINITIONS

                 1.1      "Affiliate" shall mean, with respect to any Person,
(i) any other Person of which securities or other ownership interests representing 50% or more of the voting interests (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) are, at the time such determination is being made, owned, controlled or held directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.

                 For the purpose of this section 1.1, "Control," whether used as a noun or verb, refers to the possession directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Person" means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


any government, or any agency or political subdivision thereof. The Joint Venture companies known as Pasteur Merieux MSD Snc and MCM Vaccine Co. are Affiliates of PMC.

                 1.2 "Co-Exclusive Vaccine" shall mean a mucosally administered vaccine (other than a DNA vaccine) against one or more of the following diseases: Respiratory Syncytial Virus ("RSV"), Para Influenza, Cytomegalovirus ("CMV"), Pneumococcal Pneumonia ("Pneumo") (including S. pneumoniae, Branhamalla, non-typable Haemophilus Influenza and Otitis Media), Rabies, each alone or in combination with each other, and specifically excluding a combination of (a) one or more of the vaccines specifically enumerated as a Co-Exclusive Vaccine or Exclusive Vaccine with (b) a vaccine which is not specifically enumerated as an Exclusive Vaccine or Co-Exclusive Vaccine.

                 1.3 "Exclusive Vaccine" shall mean a mucosally administered vaccine(s) (other than a DNA vaccine) against one or more of Lyme Disease, Meningococcus and Influenza, each alone or in combination with each other or in combination with a Co-Exclusive Vaccine and shall also include [****] specifically excluding a combination of (a) one or more of the vaccines specifically enumerated as a Co-Exclusive Vaccine or Exclusive Vaccine with (b) a vaccine which is not specifically enumerated as an Exclusive Vaccine or Co-Exclusive Vaccine.

                 1.4 "Field" shall mean the prevention of a disease in humans.

                 1.5 "Licensed Know-How" shall mean any biological materials, and any research and development information, inventions, know-how, pre-clinical, clinical and other technical data, in each case that are owned by VRI, or possessed by VRI with the right to provide the same to others, from and after the Effective Date and which is necessary or useful for the improving, making, using or selling of Licensed Products as provided in this Agreement.

                 1.7 "Licensed Product(s)" shall mean, individually and collectively, the Exclusive Vaccines and the Co-Exclusive Vaccines provided that polyphosphazene is used for the mucosal administration of the product containing such vaccine.

                 1.8 "Net Sales" shall mean the gross invoice price of Licensed Products sold or distributed by PMC or its Affiliates or any of their sublicensees, less: (i) normal and customary rebates, trade discounts, and credits for returns and allowances, all to the extent actually allowed, (ii) to the extent separately reported on the invoice, sales or other excise taxes or duties imposed upon and paid by PMC, its Affiliates or sublicensees with respect to such sales, and (iii) transportation charges and insurance for transportation to the extent separately invoiced or separately reported on the invoice and paid by the seller.





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
                 In the event that Licensed Product is sold in other than an arms length transaction, then Net Sales shall be the gross invoice price which would be received in an arms length transaction, taking account of any deductions for items referred to in clauses (i), (ii) and (iii) of the preceding paragraph.

                 In the event that consideration in addition to or in lieu of money is received for Licensed Product such consideration shall be added to Net Sales.

                 Notwithstanding the provisions of this Section, Net Sales shall not include sales to an Affiliate for resale by such Affiliate.

                 1.9 "Patent Rights" shall mean the following patents and patent applications, and all subject matter claimed therein:

                          (a)     All patents and applications listed in
Exhibit A; any continuations, continuations-in-part, divisions and substitutions thereof, or of which such an application or patent is a successor; patents which may issue upon any of the foregoing; and all renewals, reissues and extensions thereof; and

                          (b)     Any foreign patents and/or applications that
are counterparts of a patent or application described in paragraph (a) above, including any patent or application that claims subject matter claimed in, or that takes priority from, a patent or application described in paragraph (a) above; and

                          (c)     Any patent or application owned by VRI during
the term of this Agreement which claims polyphosphazene and/or the use thereof in as part of a vehicle for the mucosal administration of vaccine.

                 1.10 "PMC Mucosal Delivery Technology" shall mean any and all materials, information, data, improvements, patents and patent applications directed to polyphosphazene and/or its use as part of a mucosal delivery system including, but not limited to, data related to polymer safety (other than Drug Master Files or clinical data, and excluding that which is unique to the formulation of polyphosphazene with a specific PMC antigen) which are owned by PMC or in the possession of PMC with the right to provide same to others during the term of the Agreement.

                 1.11 "Significant Competition" with respect to each Licensed Product in each country for each calendar year shall mean that a third party sells a mucosally delivered vaccine which competes with a Licensed Product as to a given indication, whether in single antigen or multivalent form and such third party vaccine has a commercially recognized advantage in safety, immunogenicity and/or therapeutic value over the competing Licensed





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

Product and that such third party vaccine has [****] vaccines for the indication concerned. The sale of a Co-Exclusive Vaccine by a licensee of VRI or the sale of a polyphosphazene adjuvanted parenteral vaccine shall not be a third party vaccine for the purpose of this definition.

                 1.12 "Territory" shall mean (i) all countries included in the continents of North and South America, including Central America and the islands of the Caribbean, Europe, and Africa, including the dependencies and territories of such countries; (ii) Thailand, and (iii) all countries previously part of the U.S.S.R. [****]

                 1.13 "Valid Claim" shall mean a claim of an issued and unexpired patent or pending patent application included within the Patent Rights, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction from which no appeal can be or is taken, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


                                   ARTICLE 2

                                GRANT OF RIGHTS

                 2.1 License to PMC. (a) Subject to the terms and conditions of this Agreement, VRI hereby grants to PMC (i) a license under the Patent Rights and Licensed Know-How to make, have made, and use the Licensed Products which are Exclusive Vaccines outside of the Territory but only for sale in the Field in the Territory and to make, have made, use, sell and distribute the Licensed Products which are Exclusive Vaccines in the Field in the Territory, which license under this Section 2.l(a)(i) shall be exclusive with respect to sale of Exclusive Vaccines in the Field in the Territory and in all other respects the license granted under this Section 2.1(a)(i) is non-exclusive, and (ii) a license under the Patent Rights and Licensed Know-How to make, have made, and use the Licensed Products which are Co-Exclusive Vaccines outside of the Territory but only for sale in the Field in the Territory and to make, have made, use and sell a Licensed Product which is a Co-Exclusive Vaccine in the Field in the Territory which license under this Paragraph 2.1(a) shall be exclusive to PMC for use, sale and distribution of Co-Exclusive Vaccine in the Field in each country of the Territory but for one other entity which may, at VRI's option, be VRI or an entity licensed by VRI, and in all other respects the license granted under this Section 2.l(a)(ii) is non-exclusive. It is expressly understood that only one entity other than PMC will be or be permitted to be licensed by VRI, to use or sell any Co-Exclusive Vaccine in the Field in any country of the Territory.





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

                          (b)     Subject to the terms and conditions of this
Agreement, VRI hereby grants to PMC a non-exclusive license under the Patent Rights and Licensed Know-How (i) to use, sell and distribute the Licensed Products set forth in Exhibit B in the countries set forth in Exhibit B, but only to the extent that all of the antigens contained therein are covered by patent rights of PMC and/or its Affiliates which give PMC an exclusive position with respect to those antigens in those countries, and (ii) to make and have made and use Licensed Products set forth in Exhibit B in any country of the world but only for use, sale and distribution in the countries set forth in Exhibit B, and only to the extent that all of the antigens contained therein are covered by patent rights of PMC and/or its Affiliates, which give PMC an exclusive position with respect to all of the antigens contained in the Licensed Product of Exhibit B in those countries of Exhibit B. Exhibit B is intended to set forth the countries in which PMC holds exclusive rights in respect of a given antigen and the antigens as to which such exclusive rights are held in that country. Such Exhibit B shall be amended from time to time to take account of any additional countries and/or additional Licensed Products which contain only antigens as to which PMC obtains exclusive rights during the term of this Agreement but only to the extent that VRI is able to grant such a license and only to the extent VRI has not previously granted to a third party rights which would prevent VRI from granting such rights to PMC.

                          (c)     Upon written notice to VRI, PMC shall have
the right to be granted a non-exclusive license to use, sell and distribute each Co-Exclusive Vaccine and each Exclusive Vaccine, in each country (other than Japan) where PMC and/or its Affiliates have patent rights (as an owner or exclusive licensee) which cover the antigen of such Exclusive Vaccine or Co-Exclusive Vaccine provided that VRI has not granted rights to a third party in such country which would prevent VRI from granting such license to PMC, which non-exclusive license extension shall be limited to a Co-Exclusive Vaccine or Exclusive Vaccine, as the case may be, which contains such antigen. The non-exclusive license shall include the right to make and have made each such Co-Exclusive Vaccine and Exclusive Vaccine but only for use and sale in the countries specified in this Paragraph 2.1(c).

                          (d)     [****]

                          (e)     In order to assure PMC of the exclusive
rights granted in Section 2.1(a)(i), VRI shall not grant to a third party or itself exercise any rights or licenses under Patent Rights and Licensed Know-How to use, sell or distribute a mucosally administered vaccine [****] against Lyme Disease, Meningococcus or Influenza in the Field in the Territory. In addition, except as permitted in Section 2.1 (a (ii), VRI shall not grant to a third party or itself exercise any rights or licenses under Patent Rights and Licensed Know-How to use, sell or distribute a mucosally administered vaccine [****] against RSV, Para Influenza, CMV Pneumo (including S. Pneumoniae, Branhamalla, non-typable Haemophilus Influenza and Otitis Media) and Rabies in the Field in the Territory.





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
                 2.2 Licenses to VRI. Subject to the rights granted to and maintained by PMC and to any existing rights of third-parties, PMC hereby grants to VRI a worldwide, royalty free, license to use PMC Mucosal Delivery Technology to make, have made, use and sell vaccine products, including the right to sublicense such license to Affiliates. Such license of PMC Mucosal Delivery Technology may also be sublicensed to third parties with the prior written consent of PMC, which consent shall not be unreasonably withheld.

                 2.3 Sublicenses. With respect to the rights granted under Section 2.1(a)(i) PMC shall have the right to grant sublicenses under this Agreement with the prior approval of VRI as to the sublicensee, which approval shall not be unreasonably denied. With respect to the rights granted under Section 2.1(a)(ii), PMC shall have the right (without the approval of VRI) to grant a sublicense to one other party in any country where PMC is not selling or does not intend to sell Licensed Product. PMC shall advise VRI of the name of such sublicensee when such sublicensee is selected. The rights granted under Section 2.1(b) and (c) are not sublicensable, except to Affiliates of PMC.

                 2.4      (a)     In case of any sublicense by PMC or VRI of
the rights and licenses granted in this Agreement, the sublicensee shall agree to be bound by the terms, obligations and conditions identical to those of Articles 7 and 10 and Sections 2.5 and 12.5 of this Agreement (substituting the name of the Sublicensee for that of the sublicensing party), with the other party being expressly made a third party beneficiary thereof, and the sublicensing party shall be responsible for the performance by the appointed sublicensee of such terms, obligations and conditions.

                          (b)     Each sublicense agreement concluded by PMC
will include a requirement that the sublicensee maintain records and permit inspection on terms essentially identical to Article 10.4 of this Agreement.
At VRI's request, PMC shall arrange for an independent certified accountant selected by VRI to inspect the records of its sublicensee(s) for the purpose of verifying royalties due to VRI and shall cause such accountant to report the results thereof to VRI.

                          (c)     All sublicenses granted for a Licensed
Product or for the PMC Mucosal Delivery Technology in a country shall terminate upon termination of the licenses granted hereunder with respect to such Licensed Product or to PMC Mucosal Delivery Technology as the case may be, provided that upon expiration of the full term of this Agreement pursuant to Paragraph 5.1, all parties shall have fully paid-up, non-cancelable licenses.

                 2.5 To the extent Patent Rights licensed to PMC under this Agreement have been licensed by VRI from another party under an agreement with another party ("Another Party Agreement(s)"), PMC understands and agrees as follows:

                          (i) The rights licensed to PMC by VRI are subject to the terms, limitations, restrictions and obligations of the Another Party Agreement(s).

                          (ii) PMC will comply with the terms, obligations, limitations and restrictions of the Another Party Agreement(s) to the extent PMC has been permitted to review such terms, obligations, limitations and restrictions. VRI will give PMC, upon request, a reasonable opportunity to review the same except to the extent that confidentiality or other obligations towards Another Party may prevent VRI from doing so. In any event VRI shall act reasonably in advising PMC of the scope of PMC's obligation pursuant to such Another Party Agreement. It is expressly understood that PMC may refuse to accept a license under one or more Another Party Agreements, in which case PMC will not be bound thereby.

                 2.6 Disclosure of Technology. Upon the execution of this Agreement, and periodically thereafter upon request by PMC, VRI shall provide to PMC copies of all available information in tangible form within the Licensed Know-How or related to the Patent Rights.

                 2.7 Subject to the terms and conditions of the Supply Agreement to be negotiated under this Section 2.7, PMC is hereby granted a non-exclusive right and license under the Patent Rights and Licensed Know-How to make and have made polyphosphazene for use by PMC, its Affiliates and its sublicensees as part of a mucosal delivery system in the manufacture of Licensed Product in accordance with and to the extent that PMC retains its license to Licensed Product under this Agreement.

                 PMC shall have the right at any time during the term of this Agreement, but not the obligation, to exercise its right under the herein granted manufacturing license. In the event that PMC decides to exercise such rights, it shall so inform VRI in writing, and VRI shall promptly disclose to PMC all applicable manufacturing technology in the possession of VRI at the time of such disclosure. Subject to applicable confidentiality obligations, VRI and PMC shall share and exchange any technology and know-how they shall generate while establishing manufacturing processes and facilities.

                 When either PMC or VRI achieves manufacture of polyphosphazene on a commercial basis, it shall have an obligation to use reasonable efforts in good faith to assist the other to satisfy its reasonable requirements of polyphosphazene for use as part of a vehicle for a mucosal delivery system for vaccines on reasonable commercial terms, taking into account the respective investments made and risks incurred by the parties in connection with such manufacture.

                 PMC and VRI shall consult in good faith and in their mutual interest as to an arrangement for the manufacture and supply of polyphosphazene for clinical lots as well as in





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

commercial quantities for use as a part of a mucosal delivery system by PMC and its Affiliates and authorized sublicensees in the Licensed Products as licensed hereunder and for use by VRI, its Affiliates and licensees (other than PMC).

                 VRI shall use commercially reasonable efforts to establish a process capable of yielding under GMP conditions consistent and validated supplies of polyphosphazene in accordance with agreed upon specifications, [****]

                 VRI shall use commercially reasonable efforts to obtain a manufacturer of polyphosphazene. Thereafter, under the terms and conditions of a supply agreement to be negotiated in good faith between the parties (the "Supply Agreement"), VRI shall be

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


responsible for scaling-up the process in an efficient, cost-effective GMP manufacturing facility for production of polyphosphazene according to agreed-upon specifications at industrial scale, which Supply Agreement [****]

                 PMC shall render all reasonable assistance to VRI in identifying and selecting a third-party manufacturer. In the event that VRI retains such manufacturer, VRI shall then, subject to appropriate confidentiality provisions, transfer to it all of VRI's technology for manufacture of polyphosphazene.


                                   ARTICLE 3

                            MILESTONES AND ROYALTIES

                 3.1 Milestone Fees. PMC shall pay to VRI the non-refundable and non-creditable amounts specified below within thirty (30) days following the accomplishment by PMC, its Affiliates or sublicensees of the corresponding event set forth below, or (ii) within thirty (30) days following receipt by PMC of written notice of accomplishment by VRI or a VRI's Affiliate of such other corresponding event set forth below:

                          (a)     [****]

                          (b)     [****]

                 3.2      Royalties.  [****]





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

                          (a)     [****]

                          (b)     [****]

                          (c)     [****]


                          (d)     In the case of the earned royalties set forth
in paragraphs (a) and (b) above, the royalties would be adjusted in each country for each calendar year for each Licensed Product in the event PMC was required to pay royalties to a third party for use of polyphosphazene as part of a mucosal delivery system in such Licensed Product in such a country for such year utilizing the following method, but in no event shall [****]

         (1) First determine the relationship between Net Sales in the applicable country for the year and the total worldwide Net Sales in that same category of sales for the year for the Licensed Product, i.e., divide Net Sales in a country for the applicable Licensed Product, where, [****] by worldwide Net Sales in all countries for such Licensed Product [****].

                                  (2)      Apply this percentage to total
royalties paid in all such countries for the Licensed Product for the year to determine the VRI royalties in a country against which a credit for third party royalties paid in such country may be taken.

                                  (3)      Subtract the amount of third party
royalties paid in the country in question from [****].

                          (e)     Royalties shall be calculated and paid on a
country-by-country and product-by-product basis [****] provided, however, that if at any time after the expiration [****], the making, using or selling of the product is covered by Patent Rights, the royalties shall be paid until the expiration if the last to expire of any such patent(s).

                          (f)     [****]

                 3.3 Single Royalty: Non-Royalty Sales. It is understood that in no event shall more than one royalty be payable under Section 3.2 with respect to a particular unit of Licensed Product. No royalty be payable under
Section 3 with respect to sales of Licensed Products among PMC, its Affiliates and/or sublicensees, but royalty shall be due upon the subsequent sale of the Licensed Product to an entity who is not an Affiliate or sublicensee provided, however, that if there is no or is to be no subsequent sale of the Licensed Product to an entity who is not an Affiliate or a sublicensee, then the royalty shall be due and shall be based upon the higher of (i) the gross invoice price to such Affiliate or sublicensee or (ii) the average gross invoice price with PMC charges to its customers (other than Affiliates and





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


sublicensees) for the Licensed Product for the relevant reporting period of
Section 9.1 in the relevant country.

                 No royalty shall be payable for (i) Licensed Product used in clinical trials, or (ii) Licensed Product used by PMC or its sublicensee for research, or (iii) customary quantities of Licensed Product distributed by PMC or its sublicensee as free samples.

                 3.4 Combination Products. In the event Licensed Products contain vaccines licensed hereunder in combination, the royalty rate applicable to said combination products shall be the rate [****]


                                   ARTICLE 4

                                RESEARCH PROGRAM

                 4.1 Object. Pursuant to the mutually agreed upon research program attached hereto as Exhibit D (the "Research Program"), VRI agrees to conduct the research described therein and PMC agrees to support and fund such Research Program in accordance with the terms and conditions set forth below.

                 4.2      Oversight of the Research Program

                          (a)     Oversight.  The Research Program will be
overseen and monitored by the Research Steering Committee as described herein (the "Committee").

                          (b)     Membership. [****] Such representatives will
be qualified, by reason of background and experience, to assess the scientific progress of the Research Program. Each party will have the right to change its representation on the Committee upon written notice sent to the other.

                          (c)     Chair. [****]

                          (d)     Responsibilities.  The Committee will have
authority to:

                                  (i)      review and approve the draft
                          Research Program prepared by VRI and establish the definitive Research Program;





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                                  (ii)     make recommendations regarding the
                          performance of the Research Program and the conduct of the research pursuant thereto, and monitor performance thereunder;

                                  (iii)    modify the Research Program as it
                          determines, for each twelve (12) month period during the term thereof;

                                  (iv)     review any and all proposed
                          publication[s] or communication[s] relating to the Research Program and the results therefrom, in accordance with the procedure set forth in this
                          Article 4;

                                  (v)      review any and all proposed filing
                          of patent application[s] in connection with the Research Program.

                 4.3 Meetings. [****] Meetings in person will normally take place at VRI's premises or such other pace as may be mutually agreed upon. Meetings may be held by telephone. At such meetings, the Committee will discuss the Research Program and the status of performance by VRI under the
program, evaluate the results thereof and set priorities therefor. [****]   The
Committee will prepare written minutes of each meeting and a written record of all decisions whether made at a formal meeting or not. Such minutes will incorporate semi-annual research reports prepared for the parties by VRI. A quorum for a meeting shall require [****]

                 4.4 Committee Deadlock. If there are issues on which the Committee cannot reach agreement because of a Deadlock (as hereinafter defined)[****]

                 4.5      The Principal Investigator.

                          (a)     Principal Investigator.  [****]

                          (b)     Duties.  The Principal Investigator will
direct the Research Program and coordinate the efforts of other researchers involved in the performance of such Program. The Principal Investigator will sit with the Committee as provided in Section 4.2 hereof, will perform the duties set forth hereunder and will be afforded the opportunity to actively participate in all Committee deliberations. The Principal Investigator will provide reasonably detailed status reports of the Research Program to the Committee at six-month intervals, as well as at the earliest practicable time whenever, in the Principal Investigator's judgment, an invention is created or reduced to practice. The Principal Investigator will devote such time and efforts as may be required to fulfill his duties hereunder and to ensure the successful administration and coordination of the Research Program.





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

                          (c)     Replacement.  The Principal Investigator may
be replaced in the event the then existing Principal Investigator is no longer able or is unwilling to so serve or fails to perform the duties assigned. In such circumstances VRI, with the consent of PMC shall appoint a substitute Principal Investigator. PMC will not unreasonably withhold its consent to a substitute Principal Investigator proposed by VRI. [****]

                 4.6      (a)     Conduct of Research Program.  The Research
Program will be conducted by VRI at VRI's laboratories. VRI will use all reasonable efforts to complete research in accordance with the said Research Program [****]. Any research work performed by VRI pursuant hereto will be in compliance with Good Laboratory Practices as applicable in the United States of America. [****]

                          (b)     Visitation.  For the purpose of facilitating
PMC's understanding of the research activities conducted by VRI hereunder, VRI will permit duly authorized employees or representatives of PMC to visit its facilities where the research is conducted, at reasonable times and with reasonable notice.

                 4.7      Financial Conditions.

                          (a)     Support Commitment.  PMC will provide funding
for and during the term of the Research Program up to a maximum of two million five hundred thousand United States dollars (2,500,000 US$) (the "Maximum Commitment"). The Maximum Commitment will be inclusive of all costs incurred by VRI implementing the Research Program.

                          (b)     Payment Schedule.  Support payments will be
made by PMC to VRI in four (4) equal half-year payments of six hundred twenty-five thousand United States dollars (625,000 US$) in advance with the first payment to be made within eight (8) days of the Effective Date hereof.

                 4.8 VRI will provide an annual budget for the research program and semi-annual financial reports of actual and budgeted expenditure. [****]

                 [****] the records on which these reports are based shall be open, no more than once each year, for inspection by an independent certified accountant selected by PMC and acceptable to VRI, upon reasonable notice during normal business hours and at PMC's expense, for the sole purpose of verifying the accuracy of the reports.

                 [****]





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The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

                 4.9 No Conflict With Research Program. VRI agrees that the Research Program funds provided by PMC will be applied to the Research Program and may not, without PMC prior written approval, be used in support of any other research at VRI.

                 4.10 Title to Equipment. VRI will retain title to any equipment purchased with funds provided by PMC under this Agreement, if such purchase is mutually agreed upon as part of the Research Program budget.

                 4.11     Term and termination.

                          (a)     The term of the Research Program will be two
(2) years as from the Effective Date hereof.

                          (b)     In addition to any other remedy which it may
have, PMC will be entitled to terminate the Research Program and cease funding thereof in the event of a material breach by VRI of any of VRI's obligations and covenants hereunder following written notice or such breach to VRI. If such breach is not cured within thirty (30) days after written notice is given by PMC to VRI specifying the breach, PMC may terminate the Research Program and cease funding hereunder forthwith upon written notice to VRI after expiration of such thirty (30) day period, and [****]

                          (c)     In the event that the Research Program is
terminated pursuant to this Section 4.11, VRI's right to receive any unpaid balance otherwise committed by PMC as support commitment pursuant to Section
4.7 hereof will become forfeited and no further payments with respect to the Research Program will be due to VRI by PMC except to the extent that such funds are needed to pay actual and non-cancelable obligations of VRI accrued to that date.

                 4.12 Confidentiality. In order to facilitate the operation of the Research Program, either party may disclose confidential or proprietary information owned or controlled by it to the other. It is hereby understood and agreed that such information shall be deemed "Proprietary Information" and treated as such in accordance with Article 7.

                 4.13     Results of the Research Program

                          (a)     [****]

                          (b)     [****]

                          (c)     [****]

                          (d)     [****]

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                          (e)     [****]

                          (f)     [****]

                          (g)     [****]

                          (h)     [****]

                 4.14          [****]


                                   ARTICLE 5

                              TERM AND TERMINATION

                 5.1 Term. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 5, shall continue in full force and effect as long as PMC is obligated to pay royalties under this Agreement. PMC's license under
Section 2.1 with respect to the Licensed Know-How shall survive the expiration, but not an earlier termination, of this Agreement.

                 5.2 Termination for Breach. In the event of a material breach of this Agreement the nonbreaching party in addition to any other remedy which it may have shall be entitled to terminate this Agreement following written notice of such breach to the breaching party. If such breach is not cured within sixty (60) days after written notice is given by the non-breaching party to the breaching party specifying the breach, the non-breaching party may terminate the Agreement forthwith upon written notice to the breaching party after expiration of such sixty (60) day period.

                 5.3 Termination by PMC. (a) Any provision herein notwithstanding, after completing PMC's funding obligation under Article 4, PMC may terminate this Agreement at any time by giving VRI at least one hundred and eighty (180) days prior written notice.

                          (b)     PMC may terminate its license with respect to
any Licensed Product by one hundred and eighty (180) days prior written notice to VRI, and thereafter such Licensed Product(s) shall no longer be licensed under this agreement.

                          (c)     In the event of a termination under Section
5.3 (a) all rights granted herein to PMC shall forthwith revert to VRI [****].

                 5.4      Survival.

                          5.4.1   Termination of this Agreement for any reason
shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party.

                          5.4.2   In the event this Agreement is terminated for
any reason, PMC and its Affiliates and sublicensees shall have the right to sell or otherwise dispose of the stock of any Licensed Product then on hand, all subject to the payment to VRI of fees and royalties pursuant to Article 3 hereof.

                          5.4.3   Articles 7, 11 and 12, and Sections 2.5, 5.,
5.5, 8.4, 10.3 and 10.4, shall survive the expiration and any termination of this Agreement. Except as otherwise provided in Section 5.1 and Section 5.4.3, all rights and obligations of the parties under this Agreement shall terminate upon the expiration or termination of this Agreement.

                 5.5 In the event that PMC's rights and licenses under this Agreement are terminated, PMC agrees not to make, use or sell Licensed Products except as permitted by Article 5.4.2.

                 5.6 Either party may terminate this Agreement on notice if the other party makes a general assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy or has a receiver or trustee appointed for substantially all of its property; provided that in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the other party consents thereto or such proceeding is not dismissed within ninety (90) days after the filing thereof. If, in connection with bankruptcy proceedings involving a party, an election is made by or on behalf of such party to reject the obligations of this Agreement and the other party elects to retain its rights to intellectual property hereunder pursuant to Section 365 n.1 of the Bankruptcy Code (USA), such other party shall be entitled to enforce any rights exclusively granted to it in respect of intellectual property hereunder by commencement of any action it deems necessary to that effect against third-party infringers and may do so in the name and stead of the bankrupt party.

                                   ARTICLE 6

                           PATENTS AND INFRINGEMENTS

                 6.1 Prosecution by VRI. VRI shall have the right, at PMC's expense, to control the filing for, prosecution and maintenance of the Patent Rights in the Territory. In the event that VRI grants any license in a country of the Territory with respect to any Patent Right, then thereafter PMC's obligation to pay patent costs for Patent Rights in such country shall be an amount equal to the total cost therefor multiplied by a fraction having as a

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


numerator one and as a denominator the total number of licenses granted by VRI in respect of such Patent Rights in such country. VRI hall keep PMC reasonably informed as to the status of the Patent Rights in the Territory, and shall provide PMC with copies of all proposed filings and correspondence of a substantive nature with respect to patents or applications within the Patent Rights to be made with or sent to the United Sates Patent and Trademark Office or its counterpart in any country of the Territory (each, a "Patent Authority"). VRI shall also provide to PMC copies of all correspondence that it receives from a Patent Authority with respect to the Patent Rights and shall consider any comments of PMC with respect thereto.


                 6.2 Infringement Claims. If the production, sale or use of a Licensed Product results in any claim for infringement of a patent or other proprietary right of a third party against PMC, its Affiliates or sublicensees, PMC shall promptly notify VRI thereof in writing. As between the parties to this Agreement, PMC shall have the right at its own expense to defend and control the defense of any such claim against PMC, by counsel of PMC's own choice.

                 6.3 Enforcement of Patent Rights. (a) In the event that any Patent Rights are infringed by a third party with respect to an Exclusive Vaccine or Co-Exclusive Vaccine in the Field in the Territory, with the consent and approval of VRI (which shall not be unreasonably denied and shall be deemed to have been granted if VRI shall be in voluntary or involuntary bankruptcy proceedings, other than a proceeding such as Chapter 11 where the debtor continues to operate the business), PMC and/or its Affiliates or sublicensees shall have the right (except as provided below), but not the obligation, to institute, and prosecute any action or proceeding under the Patent Rights with respect to such infringement, by counsel of its choice, including any declaratory judgment action arising from such infringement. Any amounts recovered from third parties with respect to the Patent Rights in such action shall be applied first to reimburse the expenses of the action; then to the extent the award [****]. PMC shall not have the right to settle, compromise or take any action in such litigation which diminish, limit or inhibit the scope, validity or enforceability of the Patent Rights without the express written permission of VRI. PMC shall keep VRI advised of the progress of such proceedings.

                 6.4 In the event that a third party is infringing the Patent Rights with respect to an Exclusive Vaccine or Co-Exclusive Vaccine in the Territory in the Field and PMC does not elect to institute an action, VRI shall have the right, but not the obligation, to commence an infringement suit under the Patent Rights against such infringer and retain any recovery; provided that it so notifies PMC. If VRI commences a suit in accordance with this Section 6.4, PMC shall have the [****] expenses thereof. If PMC elects to so participate,[****]. VRI shall have the right to control such action with counsel of its choice.

                 6.5 VRI Participation. In VRI's sole discretion, VRI shall be entitled to participate at its expense through counsel of its choosing in and control any legal action by or against PMC affecting the validity or enforceability of the patents on which Patent Rights are based, and PMC may elect to participate in any such action to the extent necessary to defend its own interests.

                 6.6 Each party agrees to cooperate with each other with respect to any litigation under Sections 6.2, 6.3 or 6.4.

                                   ARTICLE 7

                                CONFIDENTIALITY

                 7.1 Nondisclosure. Except as otherwise provided in this Agreement, a party receiving (the "Receiving Party") any business or technical information ("Proprietary Information") that is disclosed to it by the other party the ("Disclosing Party") shall for a period beginning on the Effective Date and ending ten (10) years after the termination of this Agreement hold in confidence and not disclose to any third party the "Proprietary Information". In addition, the Receiving Party shall not use Proprietary Information that it receives from the Disclosing Party, except as is reasonably necessary to exercise the rights granted to the Receiving Party under Article 2 or Article 6 of this Agreement. Notwithstanding the foregoing, with the prior written permission of the Disclosing Party (which shall not be unreasonably withheld), the Receiving Party may disclose information concerning the Patent Rights and/or the Licensed Know-How to actual or prospective sublicensees or to other third parties with whom the Receiving Party is considering or has entered into a business relationship, all of whom are similarly bound in writing under a reasonable confidentiality agreement. Proprietary Information of a party shall not include:

                          7.1.1   Information which is or was published or has
become generally available to the public through no fault of the Receiving
Party;

                          7.1.2   Information which the Receiving Party can
document is or was in its possession at the time of disclosure or was independently developed by the Receiving Party; or

                          7.1.3   Information which is rightfully acquired by
the Receiving Party from a third party who is not under an obligation of confidentiality to the disclosing party, and to the best of the Receiving Party's knowledge and belief is entitled to rightfully make such disclosure, but only to the extent the Receiving Party complies with any restrictions imposed by the third party.

                 7.2 Exceptions. The Receiving Party may disclose Proprietary Information of the other, in connection with the order of a court of law or administrative or governmental authority provided that the Receiving Party exerts reasonable efforts to preserve the confidentiality thereof and the disclosing party is given an opportunity to protect the confidentiality thereof, or as is reasonably necessary in connection with the labeling of its products that are otherwise sold in compliance with this Agreement or as required for obtaining regulatory approval of Licensed Product, provided that the Receiving Party protects the confidentiality thereof to the fullest extent possible.

                 7.3 Notwithstanding anything else to the contrary, PMC agrees that Licensed Know-How, or Proprietary Information received from VRI shall be used by PMC only in and for Licensed Products and their development for sale in the Territory in the Field, all in accordance with this Agreement, and can only be used by PMC for so long as and to the extent that PMC maintains a license under this Agreement.

                 7.4 Notwithstanding anything else to the contrary and subject to Section 5.1, in the event that PMC's rights and licenses under this Agreement are terminated, PMC agrees a) not to use Licensed Know-How, or any Proprietary Information provided to PMC by VRI or any information developed by PMC which is derived from or is based on Licensed Know-How for the research, development, making, or using or selling of any product or process, including, but not limited to Licensed Products and (b) not to do any of the foregoing while this Agreement is in force for any product except as licensed under this Agreement.

                 7.5 Notwithstanding anything else to the contrary, VRI agrees that PMC Mucosal Delivery Technology licensed to it by PMC hereunder may be used only in a manner consistent with the provisions of this Agreement. VRI's licenses herein shall survive the expiration of the term hereof but not an earlier termination of this Agreement except as provided in Section 5.3(c).

                                   ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

                          8.1.1   VRI and PMC each represents and warrants to
the other that each has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

                          8.1.2   VRI represents and warrants to PMC that it
has not previously granted and, prior to termination of this Agreement, will not grant any rights in the Patent Rights or the Licensed Know-How that are inconsistent with the rights and licenses granted to PMC herein;

                          8.1.3   To the best of VRI's knowledge, there is no
pending or threatened claim or litigation to which VRI is a party contesting the validity or right to use any of the Patent Rights, and VRI has not received any notice of infringement with respect to Patent Rights.

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                 8.2 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 8.1 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NONINFRINGEMENT, OR VALIDITY OF ANY PATENT RIGHTS ISSUED OR PENDING.


                 8.3      Effect of Representations and Warranties.  Subject to
Section 8.4, it is understood that if the representations and warranties under this Article 8 are not true and accurate and PMC incurs liabilities, costs or other expenses as a result of such falsity, VRI shall indemnify and hold PMC harmless from and against any such liabilities, costs or expenses incurred, provided that VRI receives prompt notice of any claim against PMC resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

                 8.4 Limitation of Liability. Notwithstanding anything else to the contrary, VRI's liability for any breach of this Agreement (including but not limited to any liability which results from any breach of any representation or warranty) is limited to the payments received or to be received from PMC under this Agreement. This Limitation on Liability shall not be applicable to intentional misconduct on the part of VRI or where PMC, as a result of such breach, is liable to a third party in excess of such Limitation on Liability.


                                   ARTICLE 9

                                 DUE DILIGENCE

                 9.1 General. PMC shall use commercially reasonable efforts to research, develop, register, market and sell and to continue to market and sell each Licensed Product in each country of the Territory; [****]. Upon a failure by PMC to meet its obligations under this Section 9.1 with respect to any Licensed Product in any country (directly or through a sublicensee), VRI shall, among other remedies available to it, [****]

                 9.2 PMC shall promptly notify VRI, in writing, if at any time PMC does not intend to continue to research, develop and/or obtain regulatory approval for and/or market and sell any Licensed Product in any country of the Territory.

                 9.3 In the event that PMC provides VRI with notice pursuant to Section 9.2 with respect to any Licensed Product or with respect to any country(ies) the rights herein

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


granted by VRI to PMC to such Licensed Product in such country(ies), upon written notice from VRI to PMC shall revert to VRI.

                 9.4 In the event that PMC does not meet any of the milestones set forth in Exhibit C (as the same may be extended as indicated herein) for any of the Licensed Products set forth in Exhibit C, VRI shall have the right to [****]. PMC shall have the right to a [****] and the Parties shall agree on a reasonable period for such extension. Exhibit C shall be appropriately revised to reflect such extension. In addition, PMC shall have the right to extend each of the milestones of Exhibit C, if not achieved, [****]. The parties agree to set similar milestones for [****]

                 9.5 PMC shall provide written reports to VRI on June 30th and December 31st of each year concerning the efforts being made in accordance with Section 9.1 with respect to the Licensed Product. PMC shall provide VRI with any additional information reasonably requested by VRI in this respect. Such reports shall be considered to be Proprietary Information of PMC.


                                   ARTICLE 10

                             ACCOUNTING AND RECORDS

                 10.1 Reports. PMC agrees to make quarterly written reports to VRI within sixty (60) days after the end of each calendar quarter in which royalties are due under this Agreement, stating in each such report the number, description, and aggregate Net Sales of Licensed Products sold during the calendar quarter and upon which a fee or royalty is payable under Article 3 above. The report shall also include the calculation of Net Sales all on a country by country and Licensed Product by Licensed Product basis. The report shall be due with respect to sales of Licensed Product sold by PMC sixty (60) days after the end of the calendar quarter and with respect to sales of Licensed Product by sublicensees, ninety (90) days after the end of a calendar quarter. If no such sales have been made, by PMC, its Affiliates and sublicensees, the report shall so state.

                 10.2 Payment. Concurrently with the making of each such report of Section 10.1, PMC shall pay to VRI the royalties at the rate specified in Article 3 above. All payments by PMC to VRI hereunder shall be made in U.S. Dollars. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made by using the rate of exchange published in the Wall Street Journal for the last business day of the applicable calendar quarter.

                 10.3 Withholding Taxes. Any withholding or other tax that PMC or any of its Affiliates are required by statute to withhold and pay on behalf of VRI with respect to the royalties payable to VRI under this Agreement shall be deducted from said royalties and paid contemporaneously with the remittance to VRI; provided, however, that in regard to any tax so deducted PMC shall furnish VRI with proper evidence of the taxes paid on its behalf. VRI will furnish PMC with appropriate documents to secure application of the favorable rate of withholding tax under applicable tax treaties.

                 10.4     Records; Inspection.

                          10.4.1    PMC shall keep complete, true and accurate
books of account and records for the purpose of determining the amounts payable to VRI under this Agreement. Such books and records shall be kept at PMC's principal place of business for at least three (3) years following the end of the calendar quarter to which they pertain, and will be open for inspection during such three (3) year period by a representative of VRI for the purpose of verifying PMC's royalty statements. Such inspections may be made no more than once each calendar year, during normal business hours and upon thirty (30) days prior notice. Any such information shall be considered to be Proprietary Information of PMC.

                          10.4.2    Inspections conducted under this Section
10.4 shall be at the expense of VRI, unless an underpayment exceeding five percent (5%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by PMC, as well as any unpaid royalties within the thirty
(30) days after requested by VRI.


                                   ARTICLE 11

                         INDEMNIFICATION AND INSURANCE

                 11.1 PMC shall defend, indemnify and hold harmless VRI, Affiliates or VRI and its licensors, and its respective directors, officers, shareholders, agents, consultants and employees (collectively, the "Indemnitees") from and against any and all liability, loss, damages and expenses (including reasonable attorneys' fees) as the result of claims, demands, costs or judgments which may be made or instituted against any of the Indemnitees arising out of the manufacture, design, possession, distribution, use, testing, sale or other disposition by or through PMC and/or Affiliates of PMC and/or licensees of either PMC or Affiliates of PMC of any Licensed Product and/or any product or process in connection with or arising out of the Patent Rights or Licensed Know-How and/or any material provided by PMC or Affiliates of PMC under this Agreement (in each case, other than any claims, demands, costs or judgments arising out of, based upon or resulting from infringement of the intellectual property rights of a third party based upon the use of polyphosphazene as a part of a mucosally delivered vaccine PMC's obligation to defend, indemnify and hold harmless shall include any and all such claims, demands, costs or judgments, including but not limited to money damages arising from alleged personal injury (including death) to any person or alleged property damage. PMC shall have the right to control the defense of any action which is to be indemnified in whole by PMC hereunder, including the right to select counsel (which shall be reasonably acceptable to VRI) to defend the Indemnitees and to settle any claim as to which the Indemnitees are fully indemnified by PMC. Notwithstanding the foregoing, PMC shall have no obligation to indemnify or hold any Indemnitee harmless with respect to any claim, demand, cost or judgment that results or is alleged to result from the willful misconduct or negligence of an Indemnitee nor to the extent that VRI has the obligation to indemnify under a Supply Agreement entered into between the parties pursuant to Section 2.7. If PMC does not provide counsel to defend the Indemnitees, VRI shall have the right to select counsel and PMC shall pay the reasonable costs and expenses of said counsel. The provisions of this paragraph shall survive and remain in full force and effect after any termination, expiration or cancellation of this Agreement and PMC's obligation hereunder shall apply whether or not such claims are rightfully brought.


                                   ARTICLE 12

                                 MISCELLANEOUS

                 12.1 Publicity. VRI and PMC shall cooperate in the preparation of a mutually agreeable press release and other publicity disclosing the existence of this Agreement and their business relationship. Except for information disclosed in such a mutually agreed press release or publicity, neither PMC nor VRI shall disclose the existence or any terms of this Agreement without the prior written consent of the other party, except for such limited disclosure as may be reasonably necessary to either party's bankers, investors, attorneys or other professional advisors, or in connection with a merger or acquisition, or as may be required by law in the offering of securities or in securities regulatory filings or otherwise.

                 12.2 Waiver. It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a Waiver as to any subsequent and/or similar breach or default.

                 12.3 Independent Contractors. The relationship of the parties hereto is that of independent contractors. Neither party hereto is an agent, partner or joint venturer of the other for any purpose.

                 12.4 Compliance with Laws. In exercising its rights under this license, PMC shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

                 12.5 Notices. Any notice required or permitted to be given to the parties hereto shall be deemed to have been properly given if delivered in person or when received if mailed by first-class certified mail or sent by facsimile to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

                     VRI:                  VIRUS RESEARCH INSTITUTE, INC.
                                           61 Moulton Street
                                           Cambridge, Mass.  02138
                                           Attention:  Chief Executive Officer

                     PMC:                  PASTEUR MERIEUX SERUMS El VACCINS
                                           58 Avenue Leclerc
                                           Lyon, France
                                           Attention:  V.P. Product Development
                     With Copy to:         V.P.  Secretary & General Counsel

                 12.6 Complete Agreement. It is understood and agreed between VRI and PMC that this Agreement constitutes the entire agreement with respect to the subject matter of this Agreement, both written and oral, between the parties, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, cancelled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of each of the parties hereto.

                 12.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall exert best efforts to amend this Agreement to include a provision which is valid, legal and enforceable and which carries out the original intent of the parties. In the event that such a provision cannot be included in the Agreement and the absence thereof materially changes a party's obligations or rights under this Agreement, such party shall have the right to terminate this Agreement.

                 12.8 Counterparts and Headings. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement. All headings and any cover page or table of contents are inserted for convenience of reference only and shall not affect its meaning or interpretation.

                 12.9 Governing Law. All matters affecting the interpretation, validity and performance under this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without regard for its conflict of laws principles.

                 12.10 Force Majeure. If and to the extent that either party hereto is prevented, by circumstances not now reasonably foreseeable and not within its reasonable ability to control, from performing any of its obligations under this Agreement (other than payment obligations) and promptly so notifies the other party giving full particulars of the circumstances in question, then the party affected shall be relieved of liability to the other for failure to perform such obligations, but shall nevertheless use its best efforts to resume full performance thereof without avoidable delay, and pending such resumption shall consult with the other party and shall permit and shall use its best efforts to facilitate any efforts the other party may make to effect the performance of such obligations by other means. If such failure to perform continues for a period of more than one (1) year, the other party may terminate this Agreement by written notice to the non-performing party with respect to the rights and licenses with respect to those Licensed Products and with respect to the failure to obtain regulatory approval for a Licensed Product shall not be considered to be circumstances within this Section 12.10.


                                   ARTICLE 13

                             ASSIGNMENT; SUCCESSORS

                 13.1 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that either party may assign this Agreement to an Affiliate or to a successor in interest or transferee of all or substantially all of the portion of the business to which this Agreement relates.

                 13.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of VRI and PMC. In order for such assignment to be effective any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party and such Assignment shall not relieve the Assignor of any of its obligations under this Agreement.

                 IN WITNESS WHEREOF, both VRI and PMC have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, the day and year first above written.

VIRUS RESEARCH INSTITUTE, INC.       PASTEUR MERIEUX SERUMS ET VACCINS

By:  /s/ J. Barrie Ward              By:  /s/ Herve Tainturier
     ---------------------------          --------------------------------------
Print Name:  J. Barrie Ward          Print Name:  Herve Tainturier
             -------------------                  ------------------------------
                                             Corporate Vice President, Secretary
Title:  Chairman & CEO               Title:  and General Counsel
        ------------------------             -----------------------------------

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                                   EXHIBIT A
                                 PATENT RIGHTS


1.      [****]

2.      [****]

3.      U.S. PATENT NO. 5,053,451 licensed from The Pennsylvania Research
        Corporation

4.      U.S. APPLICATION SERIAL NO. [****]

I.      M.I.T. Case No. 5400

        U.S.  Patent 5,149,543
        "Ionically Cross-Linked Polymeric Mirocapsules"
        By Samdar Cohen, Carmen Bano, Karyn B. Visscher, Marie Chow, Harry B. Allcock and Robert S. Langer

        U.S. Patent 5,308,701
        "Ionically Cross-Linked Polymeric Microcapsules"
        By Samdar Cohen, Carmen Bano, Karyn B. Visscher, Marie Chow, Harry B. Allcock and Robert S. Langer

        Foreign Patent Applications pending:
        [****]

II.     M.I.T. Case 5743

        U.S. Patent 4,880,662
        "Water-Soluble Phosphazene Polymers Having Pharmacological Applications" By Harry R. Allcock, Paul E. Austin and Sukky Kwon
        U.S.S.N.:  434,145 - ABANDONED
        "Water-Soluble Phosphazene Polymers Having Pharmacological Applications" By Harry K. Allcock, Paul E. Austin and Sukky Kwon
        Jointly owned with Pennsylvania Research Corporation.

II.     M.I.T. Case No. 3985
        U.S. Patent No. 4,900,556
        "Systems For Delayed And Pulsed Release of Biologically Active
        Substances"

         By Herman N. Eisen, Robert S. Langer, Jr. and Margaret A. Wheatley

         U.S. Patent No. 4,921,757
         "System and Apparatus For Delayed And Pulsed Release of Biologically Active Substances"
         By Herman N. Eisen, Robert S. Langer, Jr. and Margaret A. Wheatley

IV.      M.I.T. Case No. 3986
         U.S. Patent No. 4,933,185
         "System For Controlled Release of Biologically Active Compounds" By Herman N. Eisen, Robert S. Langer, Jr. and Margaret A. Wheatley

Explanatory Notes

         M.I.T. Case No. 4433 -- All patent rights abandoned.
         "Polyphosphazene Matrix System for Drug Delivery Applications"
         By Cato T. Laurencin, Robert S. Langer, Harry R. Allcock and Thomas X. Neenan U.S.S.N. 737,921

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.

                                   EXHIBIT B

                             PMC PROPRIETARY RIGHTS


                                     [****]

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                                   EXHIBIT C

                          MILESTONES TO BE MET BY PMC

                                    [****]

The information below marked by [****] has been omitted pursuant to a request for Confidential Treatment. The omitted portion has been separately filed with the Commission.


                                   EXHIBIT D

                                RESEARCH PROGRAM


                                     [****]